GLOBAL DIGITAL SOLUTIONS, INC.

                         EMPLOYMENT AGREEMENT


Name of Employee (herein "Employee"):   Richard M. Watts, Jr.

Position:                               Senior Attorney

Name of Employer (herein "Employer"):   Global Digital Solutions, Inc.

Commencement Date:                      February 14, 2004

Initial Termination Date:               3 years from Commencement*

Annual Salary:                          $96,000.00


  THIS AGREEMENT is entered into between Global Digital Solutions, Inc., a Delaware corporation ("Employer"), and Employee for the following purposes and upon the following conditions:

  1. Employment. Employer hereby employs Employee as provided herein and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

  2. Term. This Agreement is for a three year term, subject to the termination provisions of Paragraph 3 unless terminated sooner pursuant to the terms of this Agreement, or the Employee delivers written notice of resignation to the Employer.

  3. Early Termination. Except as provided in Paragraphs 2 or 3, Employer may not terminate this Agreement without cause. Employer may terminate this Agreement at any time with cause if (i) Employee is convicted of the willful and intentional commission of a crime (excluding traffic violations); (ii) in the reasonable judgment of the President, after notice to Employee and a reasonable opportunity to cure, the President determines Employee has materially failed to perform his duties hereunder. In the event of termination for cause, the Employee's pro rated Annual Salary and other benefits shall be paid through the date of termination, and the Employee shall have no further rights to compensation or benefits other than as determined by the terms of any applicable plan or program. If Employer terminates this Agreement prior to the Termination Date without cause, Employee shall be paid the equivalent to three-month's salary at the compensation rate at the time of termination, payable upon the date of early termination.

  4.  Performance Requirements.   Omitted Intentionally

  5. Compensation. (a) For the full Term of this Agreement, Employer shall pay Employee an Annual Salary in the amount provided above, payable in installments in the Employer's regular payroll periods. Employer shall review such Annual Salary at least annually one month prior to each anniversary of this Agreement; provided, however, that such Annual Salary shall not be decreased without the consent of Employee. Employee shall be eligible to receive such bonuses and cost of living increases to his salary as the Board of Directors (the "Board") approves from time to time.

    (b) As previously agreed, the Employee shall be eligible to participate in a stock option plan to be established by the Employer as determined by the Board.



  6. Duties. Employee is engaged in the Position listed above to discharge the normal duties associated with said Position, as specifically directed by the President or officers having authority of Employee under the bylaws ("Senior Officers") or pursuant to the general operating policies adopted by the Board of Employer. Employee will keep the Board and Senior Officers fully informed on a periodic basis as requested by the Board, present detailed financial information and business plans when requested by the Board for approval and adoption and thereafter will conscientiously pursue their accomplishment.

  7. Extent of Service. Employee will devote all of his time, attention, and energies to the business of Employer, subject to the other commitments set for in this Paragraph. Employee will average no less than forty hours per week while performing his duties.

  8. Working Facilities. Employee shall maintain his office at any of the facilities located in California. Employer shall provide Employee with office space, computer equipment, and any other equipment or facilities necessary to perform the duties under this Agreement.

  9. Business Expenses. Employee is authorized to incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel and similar items. Employer shall reimburse Employee for California and County Bar Association membership dues, as well as, reasonable costs of continuing legal education required for Employee to retain his status as a member of the California State Bar. Employer will reimburse Employee for all such expenses upon presentation by Employee of an itemized account of such expenditures. Such expenditures shall be within approved budget items for such expense. In the event of any subsequent disallowance by the United States Internal Revenue Service of such reimbursed expenses as deductions on Employer's income tax returns, such disallowed expense shall be treated as an advance of future sums to be paid by Employer to Employee under this Agreement, except in those instances where such expenses are specifically authorized or directed by Employer prior to Employee's expenditure therefore, which expenses shall not be chargeable to Employee.

  10. Medical and Life Insurance. During the Term of this Agreement, Employer shall provide, at Employer's cost, a life insurance policy and group health and disability insurance plans for the coverage of the medical expenses of Employee and his immediate family dependents. Such plans shall provide for payment of medical expense benefits in amounts and under terms as are reasonable and customary for plans of businesses such as Employer.

  11. Vacations. Employee shall be entitled during the first year of this Agreement to a vacation of four weeks during which time his compensation shall be paid in full. . In addition, Employee shall be entitled to normally established paid holidays and other employee benefit programs, including but not limited to, sick leave.

  12. Death or Disability. The Employee's employment by the Employer pursuant hereto is subject to termination during the Term of this Agreement as follows:

    (a) Death. Employee's employment hereunder shall terminate upon his death. In such event, the Employee's annual salary shall be paid through the date of Employee's death. Eligibility for all other benefits shall be determined by the terms of any applicable plan or program.



   (b) Disability. The Employer may, by written notice to the Employee, terminate the Employee's employment if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder for sixty consecutive days or for a total of ninety days in any three hundred sixty five day period (the "Disability Period"). In the event of such termination, the Employee shall receive the same benefits payable in the event of death; provided however that if any time during the Term of this Agreement the Employer should adopt a disability policy, the terms of such policy shall govern.

  13.  Confidentiality.

    13.1 Employee's Duty Regarding Confidential Information. Employee shall regard and preserve as confidential all Confidential Information pertaining to Employer's business. Such Confidential Information shall be deemed confidential whether obtained by Employee by reason of his employment with Employer or before or during the term hereof. Employee shall not, without the prior written consent of Employer, use for his own benefit or purposes, or disclose to others, either during his employment or at any time thereafter, and except as required in connection with his employment with Employer, and Confidential Information connected with the business developments of Employer. Employee represents and warrants that Employee has not, before execution of this Agreement, made any disclosures of the type prohibited by this Paragraph 13. Employee shall promptly disclose to Employer all discoveries, improvements, inventions, and ideas, conceived or made by Employee, either by Employee or with others, during Employee's employment hereunder, and which are related to the actual or anticipated business or activities of Employer. All such discoveries, improvements, inventions, and ideas shall automatically be exclusive property of Employer and shall be treated as Confidential Information unless otherwise permitted under this Paragraph 13. Employee shall execute any and all documents that Employer may reasonably request to evidence that such discoveries, improvements, inventions and ideas are the exclusive property of Employer, including, without limitation, assignments of the same.

    13.2 Definition of Confidential Information. As used in this Agreement the term "Confidential Information" shall mean all business information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by Employer, other than by act or acts of an employee not authorized by Employer to disclose such information, and which relates to any one or more of the aspects of the present or past business of Employer or any of its predecessors, including but not limited to patents and patent applications, inventions and improvements, whether patentable or not, development projects, policies, processes, formulas, techniques, know-how and other facts relating to sales, advertising, franchising, promotions, financial matters, customers, customers' lists, customers' purchases or requirements, licenses and any trade secrets.

  14.  Covenant Not To Compete.

    14.1 Scope of Covenant. As a material part of the consideration given for this Agreement, Employee hereby agrees that upon termination of employment with Employer, he will not directly or indirectly own, manage, operate, control, be employed by, participate in, finance, consult, advise, or be connected in any manner whatsoever with the ownership, management, operation, control, or financing of any business, person, corporation, partnership, or other entity which, directly or indirectly, engages in any aspect of the business of Employer or any of its subsidiaries in those states of the United States and foreign countries during the term of this Agreement for a period of one year following the termination. In an effort to allow Employee to continue to work in the telecommunications field during and after the one year following the employees termination, it is expressly permitted that the Employee may work in the telecommunications industry under the condition that Employee does not work for any company, organization or consulting firm that is in direct competition with the Employer, or any of it subsidiaries or Employee is not hired for the express purposes of developing improvements, inventions or ideas that will be in direct competition with Employer.

    14.2 Enforceability. Employee represents and warrants to and covenants with Employer as follows:

      (a) Reasonableness. The covenants set forth in Paragraph 14.1 are reasonably necessary for the protection of the interests of Employer, are reasonable as to duration, scope, and territory, and are not unreasonably restrictive upon the rights of Employee.

      (b) Injunctive Relief. In addition to any other rights or remedies that Employer any may have, it shall be entitled to injunctive relief without the necessity of providing actual damages.

      (c) Severability. Notwithstanding Paragraph 14.2(a) should any court determine that any of the covenants in Paragraph 14.1 are unreasonable as to duration, scope, or territory, the covenants shall be enforceable as provided herein with respect to such duration, scope, and territory as the court determines to be reasonable.

  15. Return of Books and Papers. Upon the termination of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all manuals and memoranda; all cost, pricing and other financial data; all customer information; all other written or printed materials which are the property of the Employer's (and any copies of them); and all other materials which may contain confidential information relating to the business of Employer that Employee may then have in his possession, whether prepared by Employer or not.

  16. Specific Performance. Employee acknowledges that a breach of any of the covenants contained in Paragraphs 13 and 14 hereof may result in material, irreparable injury to the Employer for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Employer without posting any bond shall be entitled to seek a temporary restraining order and a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by Paragraphs 13 or 14 hereof or such other relief as may be required to enforce any of the covenants contained in Paragraphs 13 or 14 hereof.

  17. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States overnight express mail, or nationally recognized private delivery service on an overnight basis, return receipt requested, postage prepaid, addressed as follows:



  If to the Employee:   Richard M. Watts, Jr.
                        6305 Peregrine Ct.
                        Rocklin, CA 95675

  If to the Employer:   Global Digital Solutions, Inc.
                        777 South Flagler Drive
                        Suite 800, West Tower
                        West Palm Beach, FL  33401
                        Attention: President

  with copies to:       Merra, Kanakis, Creme & Mellor, P.C.
                        60 Main St.
                        Nashua, NH  03060
                        Attention:  Paul D. Creme, Esquire
                        Telephone:  603-886-5055
                        Fax:  603-883-0750

  Notices may also be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

  18. Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

  19. Inurement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

  20. Representations and Warranties. The Employee hereby represents and warrants that he is free to enter this Agreement and to render his services pursuant hereto and that neither the execution nor delivery of this Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he
is bound.    It is further provided that Employee shall indemnify
Employer for any and all damages and/or expenses (including attorney's fees) that may result from a breach of such representations.

  21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

  22. Survival. Paragraphs 3, 4, 5, 13, 14, 16 and 22 shall survive the termination of this Agreement.

  23. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

  24. Paragraph Headings. Paragraph headings have been chosen and used for convenience in referring to the various actions and paragraphs of the Agreement and are not to be accorded by meaning or significance beyond such use in any interpretation of any provision of this Agreement.

  25. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the state of California.




IN WITNESS WHEREOF, the parties have executed this Agreement as of the day of January 2004.
 -----


                                    GLOBAL DIGITAL SOLUTIONS, INC.





                                    By:
                                        -----------------------------
                                        Jerome C. Artigliere
                                        President





                                        -----------------------------
                                        Richard M. Watts, Jr.





15,809 Employment Agreement- Watts Rev 5